EXHIBIT 10.1
Execution Version

FIFTH AMENDING AGREEMENT
(First Insurance Funding of Canada Inc.)
This Fifth Amending Agreement made as of February 15, 2019.
B E T W E E N:
FIRST INSURANCE FUNDING OF CANADA INC.
(hereinafter referred to as the “Seller” or the “Servicer”)
- and -
CIBC MELLON TRUST COMPANY, in its capacity as trustee of PLAZA TRUST,
(hereinafter referred to as the “Purchaser”)
RECITALS:
WHEREAS the parties hereto are parties to a receivables purchase agreement dated as of December 16, 2014 (as amended by amending agreements dated December 15, 2015, September 9, 2016, December 15, 2017 and June 29, 2018, the “RPA”);
AND WHEREAS the parties hereto have agreed to     further amend the RPA;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments

(a)	The definition of “Commitment Maturity Date” in Section 1.1 of the RPA is amended by deleting the reference to “December 16, 2019” in such definition and replacing it with “December 15, 2020”.

(b)	The definition of “Eligible Receivable” in Section 1.1 of the RPA is amended by deleting the reference to “12 months” in subsection (h) in such definition and replacing it with “48 months”.

(c)	The definition of “Eligible Receivable” in Section 1.1 of the RPA is amended by deleting subsection (q) in such definition and replacing it with “[Reserved]”.

(d)	The definition of “Facility Limit” in Section 1.1 of the RPA is amended by deleting the reference to “$190,000,000” in such definition and replacing it with “$210,000,000”.

(e)
The definition of “Net Contract Value Balance” in Section 1.1 of the RPA is amended by deleting the word “and” in the last line of subsection (c) in such definition and adding new subsections (e) and (f) immediately following subsection (d) as follows:

(e)
the amount, if any, by which the aggregate Contract Value at such time of all Eligible Receivables, with respect to which the related Contract has an original term to maturity of greater than 12 months, exceeds fifteen (15%) percent of the Contract Value of all Eligible Receivables; and

(f)
the amount, if any, by which the aggregate Contract Value at such time of all Eligible Receivables, with respect to which the related Contract requires an initial down payment of less than 8% of the total insurance premium, exceeds fifteen (15%) percent of the Contract Value of all Eligible Receivables.

2.	General

(a)	This Fifth Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)	This Fifth Amending Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)
This Fifth Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have caused this Fifth Amending Agreement to be executed by their respective duly authorized officers as of the date first above written.

FIRST INSURANCE FUNDING OF CANADA INC.
By:	/s/John Martin
Name: John Martin
Title: SVP Finance

By:	/s/Brian Day
Name: Brian Day
Title: SVP, Credit & Operations

CIBC MELLON TRUST COMPANY, in its capacity as trustee of PLAZA TRUST, by its Financial Services Agent, ROYAL BANK OF CANADA
By:	/s/Nur Khan
Name: Nur Khan
Title: Authorized Signatory

By:	/s/Ian Benaiah
Name: Ian Benaiah
Title: Authorized Signatory

Signature Page to Fifth Amending Agreement